Exhibit 23.1–Consent of Independent Registered Public Accounting Firm
Stratos International, Inc.
Chicago, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-87082 and 333-83820) and Form S-8 (Nos. 333-52516, 333-97102, 333-81836, 333-69284, 333-66258, 333-114262 and 333-136209) of Stratos International, Inc. of our reports dated July 11, 2007, relating to the consolidated financial statements and the effectiveness of Stratos International, Inc.’s internal control over financial reporting which appears in this 10-K.

/s/ BDO Seidman, LLP

Chicago, Illinois
July 11, 2007